UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                             August 7, 2006
Date of Report (Date of earliest event reported)            _____________________________

Marmion Industries Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-31507	06-158816

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

                                     9103 Emmott Road, Building 6, Suite A, Houston, Texas                    77040

                                        (Address of principal executive offices)                           (Zip Code)

Registrant’s telephone number, including area code: (713) 466-3585

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

1. On August 7, 2006, we filed certificate of amendments to our certificate of designation of our class A Preferred Stock and our Series B Preferred Stock with the Nevada Secretary of State (the “Amendments”) to delete Section 3(b)(i) “Adjustment of Conversion Rate upon Subdivision or Combination of the Common Stock.” In addition, the holders of our Class A Preferred Stock and Series B Preferred Stock waived all prior adjustments to Conversion Rate for previous subdivisions and combinations of the Common Stock. Pursuant to the Amendments and giving effect to the waivers, each share of Class A Preferred Stock will convert into 40 shares of our common stock and each share of Series B Preferred Stock will convert into 100 shares of our common stock. Prior to the Amendments (and giving effect to the adjustments), each share of Class A Preferred Stock was convertible into 2,000,000,000 shares of our common stock and each share of Series B Preferred Stock was convertible into 10,000,000 shares of our common stock. The Amendments were unanimously approved by our board of directors and all holders of Class A and Series B Preferred Stock.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number Description

	3.1	Cetificate of Amendment to Certificate of Designation of Class A Preferred Stock filed with the Nevada Secretary of State of August 7, 2006.
	3.2	Cetificate of Amendment to Certificate of Designation of Series B Preferred Stock filed with the Nevada Secretary of State of August 7, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marmion Industries, Corp

Date: August 11, 2006	By:	/s/ Wilbert H. Marmion

Wilbert H. Marmion, President